Exhibit 8.1
                                 ALSTON&BIRD LLP
                          601 Pennsylvania Avenue, N.W.
                           North Building, 10th Floor
                            Washington, DC 20004-2601

                                  202-756-3300
                                Fax: 202-756-3333
                                 www.alston.com



                                  March 8, 2004


BNP Residential Properties, Inc.
301 South College Street, Suite 3850
Charlotte, NC  28202-6302

         Re: Registration on Form S-3 Relating to Common Stock, Preferred Stock, and Depositary Shares of BNP Residential Properties, Inc.

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3, as in the form filed on March 8, 2004 (the "Registration Statement"), which covers the registration and resale of 2,084,609 shares of common stock of BNP Residential Properties, Inc. (the "Company") that may be offered and sold from time to time by certain of the Company's stockholders and the registration of $60,000,000 of common stock, preferred stock, and depositary shares that the Company may sell from time to time, you have requested that we render an opinion with respect to
(i) the qualification of the Company as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) the accuracy of the discussion of US federal income tax considerations contained under the heading "Federal Income Tax Considerations" in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and other documentation and information provided by you. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of the Company (the "Officer's Certificate") relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds direct or indirect interests. For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer's Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We

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BNP Residential Properties, Inc.
March 8, 2004
Pages 2

have, with your consent, relied on the Company's representations in the Officer's Certificate. We have, consequently, assumed and relied on your representations that the information presented in the Officer's Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer's Certificate may affect our conclusions set forth herein.

         In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that:

(i) The Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code for its taxable year ended December 31, 2002, and the present and proposed method of operation (as described in the Officer's Certificate and the Registration Statement) of the Company will permit the Company to continue to so qualify.

(ii) The statements in the Registration Statement under the caption "Federal Income Tax Considerations" to the extent that they describe matters of law or legal conclusions, are correct in all material respects.

         The Company's qualification as a REIT depends on the Company's ongoing satisfaction of the various requirements under the Code and described in the Registration Statement under the caption "Federal Income Tax Considerations" relating to, among other things, the nature of the Company's gross income, the composition of the Company's assets, the level of distributions to the Company's shareholders, and the diversity of the Company's ownership. Alston & Bird LLP will not review the Company's compliance with these requirements on a continuing basis. No assurances can be given that the Company will satisfy these requirements.

         An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

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BNP Residential Properties, Inc.
March 8, 2004
Page 3

         The opinion expressed herein is given as of the date hereof and is based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the US federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

         No opinion other than that expressly contained herein may be inferred or implied. We have no obligation to update this opinion.

         We hereby consent to the filing of this opinion letter as Exhibit 8 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                Very truly yours

                                ALSTON & BIRD, LLP


                                By:      /s/ James E. Croker, Jr.
                                     ------------------------
                                     James E. Croker, Jr., Partner



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